Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 33-68762, 33-74638, 33-86720, 33-91918, 33-93466, 33-64289, 333-15165, 333-26155, 333-46818, 333-47359, 333-62909, 333-80813, 333-82046, 333-106344, 333-109946 and 333-110578) and Forms S-8 (Nos. 333-38373, 333-64312, 333-96435, 333-92130, 333-97749 and 333-118784) of Pharmos Corporation of our report dated March 16, 2006 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, NY
March 16, 2006